Exhibit 99.1

Oramed Pharmaceuticals Announces $36.9 Million Investment and Strategic Collaboration with Alpha Tau Medical

Oramed leverages its strategic capital markets expertise to support Alpha Tau's breakthrough cancer therapy technology

Accelerating multiple late-stage cancer therapies including: US clinical trials across four indications, manufacturing scale-up, and commercialization efforts

Partnership unites two innovative therapeutic delivery pioneers – Oramed's oral drug delivery platform with Alpha Tau's precision radiation delivery technology

NEW YORK, April 28, 2025 -- Oramed Pharmaceuticals Inc. ("Oramed" or the “Company”), (Nasdaq/TASE: ORMP), a platform technology pioneer in the field of oral delivery solutions for drugs currently delivered via injection, announced today that it has successfully closed a strategic investment in Alpha Tau Medical Ltd. (NASDAQ: DRTS), the developer of the innovative alpha-radiation cancer therapy Alpha DaRT®. Through a registered direct offering (the "offering"), an affiliate of Oramed purchased approximately 14.1 million Alpha Tau's ordinary shares, at a purchase price of $2.612 per share.

As part of this collaboration, the parties have entered into a comprehensive three-year service agreement whereby Oramed will provide Alpha Tau with investor and shareholder outreach, business strategic guidance, and capital markets expertise. This strategic investment aligns with Oramed's growth strategy to expand its footprint in innovative therapeutic delivery technologies, enabling Oramed to contribute to Alpha Tau's strategic direction while supporting its market presence and accelerating its path to commercialization. Additionally, Oramed will take an active governance role with the appointment of two directors to Alpha Tau's Board of Directors.

Oramed CEO Nadav Kidron commented, "This strategic alliance with Alpha Tau represents an exceptional opportunity for Oramed to apply our capital markets and business development expertise in supporting what we believe is a truly groundbreaking medical technology. Both companies share a fundamental vision of revolutionizing therapeutic delivery – Oramed through oral administration of injectable drugs and Alpha Tau through precise delivery of radiation therapy to tumor sites. We hold unwavering confidence in the exceptional potential of the Alpha DaRT technology platform and the strategic vision of Alpha Tau's leadership team. We anticipate significant advancements and milestone achievements as they execute their clinical and commercial roadmap."

Alpha Tau CEO Uzi Sofer added, "We are delighted to welcome Oramed as a strategic partner and to leverage their extensive expertise in navigating diverse capital markets channels. There's a natural alignment between our companies' missions to transform how therapies are delivered to patients. This investment comes at the perfect time for Alpha Tau given the rapid expansion of our business activities, including four parallel trial approvals in the U.S., expansion into trials in multiple internal organs, and continued expansion of our manufacturing capacity and pre-commercial preparations. We look forward to a long and fruitful relationship with Oramed."

About Oramed Pharmaceuticals

Oramed Pharmaceuticals (Nasdaq/TASE: ORMP) is a platform technology pioneer in the field of oral delivery solutions for drugs currently delivered via injection. The Company's novel Protein Oral Delivery (POD™) technology is designed to protect drug integrity and increase absorption. Oramed has offices in the United States and Israel.

About Alpha Tau Medical Ltd.

Founded in 2016, Alpha Tau is an Israeli oncology therapeutics company that focuses on research, development, and potential commercialization of the Alpha DaRT® for the treatment of solid tumors. The technology was initially developed by Prof. Itzhak Kelson and Prof. Yona Keisari from Tel Aviv University.

Forward-looking statements: This press release contains forward-looking statements, which may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions and include statements on the collaboration between Alpha Tau and the Company. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties in satisfaction of closing conditions for the contemplated transactions, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the Securities and Exchange Commission, all of which could cause the actual results or performance of Oramed to differ materially from those contemplated in such forward-looking statements. These forward-looking statements speak only as of the date hereof. Oramed undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect actual outcomes, unless required by law.